EXHIBIT 99.1
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                    THINKENGINE NETWORKS DELISTED FROM AMEX

Marlborough, Mass. -- March 18, 2008 (BUSINESS WIRE) -- ThinkEngine Networks, Inc. (the "Company") (former symbol on AMEX: THN) today reported that on March 18, 2008 it was delisted from the American Stock Exchange (the "Exchange" or "AMEX") as the Company no longer complied with the Exchange's continuing listing standards due to the Company's history of losses and the Company's inability to achieve the minimum stockholders' equity requirements, as set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the AMEX Company Guide.

Commencing March 19, 2008, the Company's common stock will be listed on the Pink Sheets quotation system. The Company will issue a press release when it has been informed of its new trading symbol.

An application has also been submitted to list the Company's common stock on the OTC Bulletin Board quotation system although this application process has yet to be completed.

ABOUT THINKENGINE NETWORKS, INC.

ThinkEngine Networks, Inc. is a provider of TDM and IP capable conferencing bridges and media servers. ThinkEngine is a disruptive force in the marketplace
- drastically reducing the cost of implementation while giving customers a migration path from TDM to VoIP. For more information about the Company, visit http://www.thinkengine.com.

SAFE HARBOR STATEMENTHIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ALL STATEMENTS CONTAINED HEREIN WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CONTINUANCE OF REDUCED CAPITAL EXPENDITURES THROUGHOUT THE TELECOMMUNICATIONS MARKET, VARIABILITY OF SALES VOLUME FROM QUARTER TO QUARTER, PRODUCT DEMAND, MARKET ACCEPTANCE, LITIGATION, DEPENDENCE ON SIGNIFICANT CUSTOMERS, THIRD PARTY SUPPLIERS AND INTELLECTUAL PROPERTY RIGHTS, RISKS IN PRODUCT AND TECHNOLOGY DEVELOPMENT AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-K, AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE COMMISSION FILINGS. THINKENGINE NETWORKS DOES NOT UNDERTAKE ANY DUTY TO UPDATE FORWARD-LOOKING STATEMENTS.

CONTACT:  John Steinkrauss
Chief Financial Officer
ThinkEngine Networks, Inc.
jsteinkrauss@thinkengine.com
508-597-0452

Source:  ThinkEngine Networks, Inc.
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